                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT' is entered into by and between Christopher K. Firestone, a resident of the State of Texas (the "Executive") and FIRESTONE COMMUNICATIONS,
INC., a Delaware corporation (the "Company").

      WHEREAS, the Company desires to employ the Executive; and

      WHEREAS, the Company and the Executive desire to further set forth in a written agreement the complete terms and conditions pursuant to which the
Executive shall be employed by the Company; and

      WHEREAS, the Company and the Executive intend that this Agreement shall supersede any and all previous oral or written employment agreements between the
Company and the Executive.

      NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                       1.

                                   DEFINITIONS

      As used in this Agreement, the following words and/or phrases shall have the meanings set forth below unless a different meaning plainly is required by the context:

      1.1   Agreement shall mean this Employment Agreement between the Company and the Executive.

      1.2   Affiliate shall mean any parent, brother-sister or subsidiary corporation of the Company, any joint venture in which the Company owns at least a 50 percent interest, and any

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partnership, limited liability partnership or limited liability corporation in which the Company or any of its wholly-owned subsidiaries owns at least a 50 percent interest.

      1.3   Cause shall mean (i) the Executive's breach of a material provision of this Agreement; (ii) the Executive's failure to perform any substantial duty and responsibility of his position with the Company and its affiliates (other than any such failure resulting from incapacity due to Disability); (iii) the
Executive's engagement in any illegal conduct or misconduct which is injurious to the Company; (iv) violation of or failure to adhere to any published Company policy or procedure or any directive of the Board of Directors; (v) Executive's being charged with or conviction of, or a plea of guilty or nolo contendere to,
(a) a felony or (b) a misdemeanor involving moral turpitude; (vi) violation of any of the restrictive covenants contained in Section 4 hereof; (vii) violation of any rule or regulation or agreement applicable to the Company's business;
(viii) Executive's self-employment or employment of Executive by any person or entity other than the Company or its affiliates; or (ix) the Executive's engagement in any activity that is in conflict of interest or competitive with the Company or its affiliates (other than any isolated, insubstantial and inadvertent action not taken in bad faith and which is promptly remedied by the
Executive upon notice by the Company).

      1.4   Company shall mean FIRESTONE COMMUNICATIONS, INC., its successors and assigns, and any other corporation, partnership, limited liability company, sole proprietorship or other type of business entity into which the Company may be merged, consolidated or otherwise combined.

      1.5   Confidential Information shall mean any data or information, other than Trade Secrets, that is valuable to the Company and is not generally known by the public. To the extent consistent with the foregoing, Confidential
Information includes, but is not limited to, lists (whether or not in writing)
of the Company's current or potential sponsors or advertisers; current or potential programming or ideas; lists of and other information about the
Company's executives and employees; financial information (whether or not in writing) that has not been released to the public by the Company; marketing techniques; price lists and pricing policies; the Company's business methods, contracts and contractual relations with the Company's sponsors, advertisers, and cable and satellite television systems; and future business plans and strategies.

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Confidential Information also includes any information or data described above which the Company obtains from another party and which the Company treats as proprietary or designates as confidential information whether or not owned or developed by the Company.

      1.6   Disability shall mean a physical or mental impairment that prohibits the Executive from performing the duties of his position, for which he becomes eligible to receive benefits under the Company's long-term disability plan, if such a plan is then in existence, or as determined in the sole direction of the
Board of Directors.

      1.7   Employment Commencement Date shall mean the date on which the
Executive and the Company shall sign and execute tills Agreement.

      1.8   Executive shall mean Christopher K. Firestone.

      1.9   Good Reason shall exist if the Company, without Executive's written consent, (a) takes any action that is inconsistent with, or results in the reduction of Executive as a senior executive officer of the Company; (b)
commits a breach of this Employment Contract which is not remedied by the
Company within thirty (30) days of receiving written notice by Executive of such breach; (c) requires Executive to relocate more than live hundred (500) miles from the location of the Company's offices in Fort Worth, Texas; or (d) any successor or assignee of the Company fails to assume and perform the Company's obligations under this Employment Contract.

      1.10  Termination Date shall mean the date of the Executive's official termination of employment for any reason (including death or disability).

      1.11  Trade Secret shall mean information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, programming plans or a list of actual or potential customers, sponsors or suppliers which is not commonly known by or available to the public and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its

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secrecy. Trade Secrets also includes any information or data described above which the Company obtains from another party and which the Company treats as proprietary or designates as trade secrets, whether or not owned or developed by the Company.

                                       2.

                              DUTIES AND AUTHORITY

      2.1   Duties and Authority. The Executive is engaged and agrees to perform services for and on behalf of the Company as its Executive Vice President,
Operations and shall report directly to the President. The Executive's duties shall include assisting the President in all the day-to-day management of the
Company including its broadcast operations and its employees, including responsibility for broadcast engineering, operations, production, programming and matters related to the operation of the network and its facilities.
Executive also shall be responsible far preparing, in coordination with the
Company's management team detailed annual and monthly budgets for the Company operations. The Executive will be responsible for the implementation and execution of all strategic plans in the areas of production, network origination, and cable network management. Executive will also control the process of attaining higher company productivity by analyzing organizational structure and systems, identifying resources (staff, equipment, funds) required, and communicating with pertinent department managers on the supporting strategies and needs involving company strategies. The Executive's duties may be modified or enhanced at the discretion of the Board of Directors or as dictated by the Company's bylaws. Attached as Exhibit A is a more detailed statement of job duties and responsibilities. The Executive agrees to perform such duties diligently and efficiently and in accordance with the reasonable directions of the Board of Directors. The Executive shall conduct himself at all times in a business-like and professional manner as appropriate for his position und shall represent the Company in all respects in compliance with good business and ethical practices. In addition, the Executive shall be subject to and abide by the policies and procedures of the Company applicable to personnel of the
Company, as may be adopted from time to time.

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      2.2   Best Efforts. During the term of this Agreement, the Executive shall devote his full attention, energies and best efforts to rendering services on behalf of the Company. The Executive is not prohibited from investing or trading in stocks, bonds, commodities or other forms of investment, including real property, so long as the Executive does not "participate" (within the meaning of
Treas. Reg. SS. SS. 1.469-5(f) and 1.469-5 T(f)) in such investment.

      2.3   Term. The initial term of Executive's employment pursuant to this
Agreement shall commence on the Employment Commencement Date hereof and shall continue until for three years after the Employment Commencement Date, subject to earlier termination as provided in this Agreement.

                                       3.

                            COMPENSATION AND BENEFITS

      3.1   Annual Base Salary. The Company shall pay to the Executive as compensation for his services provided hereunder a base salary of One Hundred and Twenty Thousand Five Hundred Dollars (Si20, 500) per year ("Base Salary"), payable on a periodic basis consistent with the regular payroll practices of the
Company. All payments to Executive shall be subject to all applicable tax withholdings.

      3.2   Incentive Compensation. The Executive shall qualify for additional semi-annual bonuses based on his individual performance and the performance of the Company. Such bonuses, shall be up to an amount not to exceed fifty percent
(50%) of his base annual salary.

      3.3   Employee Benefit Plans and Policies. The Executive shall be entitled to participate in each employee benefit plan, policy or arrangement which is sponsored, maintained or contributed to by the Company and in which current executive officers of the Company may participate, in accordance with the terms and provisions of such plans, which may include group health insurance, 401 (k)
plan participation, and life insurance benefits. If the Company does not have a group health insurance plan in place as of the Employment Commencement Date, the
Company shall reimburse Executive for the reasonable costs of obtaining individual health

                       C.K. Firestone Employment Agreement
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insurance coverage until such time as a group plan is established, in an amount not to exceed $750 per month.

      3.4   Vacation. Executive shall be entitled to such paid vacation time as is generally provided to the Company's executive officers, but not less than four weeks of paid vacation time during the First twelve months of employment, pursuant to the Company's policies, which may be amended from time to time.
Executive shall not be entitled to carry over, or receive any payment for, any vacation time which is not used during the calendar year.

      3.5   Expense Reimbursement. The Company shall reimburse the Executive for reasonable, ordinary and necessary travel and other business related expenses, including entertainment expenses, incurred by him in performance of the business of the Company in accordance with the Company's standard expense reimbursement practices and policies in existence from time to time for senior executive officers of the Company, subject to such dollar limitations and verification and record keeping requirements as may be established from time to time by the
Company.

      3.6   Equity Grant. In accordance with and subject to the terms of
FIRESTONE COMMUNICATIONS, INC, Stock Incentive Plan for Management (the "Option
Plan") and to the approval of the Board, the Company agrees to issue stock or options (as defined in the Option Plan) and subject to any additional terms and conditions of such grant to be as specified in the Option Plan. The date of grant of all future options shall be the Employment Commencement Date;

                                       4.

                              RESTRICTIVE COVENANTS

      4.1   Nondisclosure of Trade Secrets and Confidential Information. In the
course of Executive's employment by the Company, Executive has had access to and will have access to the Company's most sensitive and most valuable trade secrets, proprietary information, and confidential information concerning the
Company and its subsidiaries, their present and future business plans, development and programming projects, customers, sponsors, advertisers, MSO

                       C.K. Firestone Employment Agreement
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relationships and business affairs all of which constitute valuable business assets of the Company, the use, application or disclosure of any of which would cause substantial and possibly irreparable damage to the business and asset value of the Company. Accordingly, Executive accepts and agrees to be bound by the following provisions:

            (a)   At any time, upon the request of the Company and in any event upon the termination of employment, Executive shall deliver to the Company all memoranda, notes, records, drawings, manuals, files or other documents, and all copies of each, concerning or constituting Confidential
      Information or Trade Secrets and any other property or files belonging to the Company or any of its subsidiaries that are in the possession of
      Executive, whether made or compiled by Executive or furnished to or acquired by Executive from the Company.

            (b)   In order to protect the Company's Trade Secrets and
      Confidential Information, Executive agrees that;

                  (i)   Executive shall hold in confidence the Trade Secrets of
      the Company. Except in the performance of services for the Company,
      Executive shall not, for so long as the Trade Secrets remain "trade secrets" under applicable law, use, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer the Trade
      Secrets of the Company or any portion thereof.

      4.2   Executive shall hold in confidence the Confidential Information of the Company. Except in the performance of services for the Company, Executive shall not at any time during his employment with the Company and for a period of three (3) years thereafter, use, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer the Confidential
Information of the Company or any portion thereof.

      4.3   Return of Documents and Property. On the Termination Date, Executive
shall return to the Company all property belonging to the Company, including, but not limited to, the original and any copy (regardless of the manner in which it is recorded) of all information provided by the Company to Executive or which
Executive has developed or collected in the scope of his employment, as well as all Company-issued equipment, supplies, accessories,

                       C.K. Firestone Employment Agreement
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vehicles, keys, instruments, tools, devises, computers, cellphones, pagers, materials, documents, plans, records, notebooks, drawings or papers.

      4.4   Reasonableness. Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred on the Company under this Agreement, and Executive hereby acknowledges and agrees that:

            (a)   the restrictions and covenants contained herein, and the
            rights and remedies confer red upon the Company, are necessary to protect the goodwill and other value of the business of the Company;

            (b)   the restrictions placed upon Executive hereunder are fair and reasonable, will not prevent him from earning a livelihood, and place no greater restraint upon the Executive than is reasonably necessary to secure the business and goodwill of the Company;

            (c)   the Company is relying upon the restrictions and covenants contained herein in continuing to make available to Executive information concerning the business of the Company;

            (d)   Executive's employment hereunder places him in a position of confidence and trust with the Company mid its employees, customers and suppliers; and

            (e)   the provisions of this Article 4 shall be interpreted so as to protect the Trade Secrets and Confidential Information, and to secure for the Company the exclusive benefits of the work performed on behalf of the
      Company by the Executive under this Agreement, and not to unreasonably limit his ability to engage in employment and consulting activities in noncompetitive areas which do not endanger the Company's legitimate interests expressed in this Agreement.

      4.5   Remedy for Breach. Executive acknowledges and agrees that his breach of any of the covenants contained in this Article 4 of this Agreement will cause irreparable injury to the Company and that remedies at law available to the Company for any actual or threatened breach by the
      Executive of such covenants will be inadequate and that the

                       C.K. Firestone Employment Agreement
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      Company shall be entitled to specific performance of the covenants in this
      Article 4 or injunctive relief against activities in violation of this
      Article 4 by temporary or permanent injunction or other appropriate judicial remedy, writ or order, without the necessity of proving actual damages. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover monetary damages against the Executive for any breach of this Agreement, in addition to injunctive relief. The Executive acknowledges and agrees that the covenants contained in this Article 4 shall be construed as agreements independent of any other provision of this or any other contract between the parties hereto, and that the existence of any claim or cause of action by the Executive against the Company, whether predicated upon this or any other contract, shall not constitute a defense to the enforcement by the
      Company of said covenants.

      4.6   No Conflicting Obligations. Executive represents and warrants to the
      Company that he is not row under any obligation of a contractual or other nature to any person or entity which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the performance by him of his obligations hereunder.

      4.7   Intellectual Property. Executive acknowledges and agrees that all
      Employee Works produced by the Executive during Executive's employment with the Company shall be considered "works for hire" as such term is defined in 17 U.S.C. Section .101, et seq. Executive hereby assigns to the
      Company all right, title and interest whatsoever in and to any and all
      Employee Works, including all worldwide copyrights, trade secrets, patent rights, and all confidential, proprietary and property rights therein, and
      Executive will execute, without requiring the Company to provide any further consideration therefor, such patent applications (including continuations and related materials), confirmatory assignments, instruments and documents as the Company deems necessary or desirable in order to effect such assignment and to protect and enforce such rights.
      The term "Employee Works" as used in this Agreement means any and all works of authorship, inventions, discoveries, improvements, designs, techniques, and work product, whether or not patentable, and in whatever form, which are created, made, developed or reduced to practice, or caused to be created, made, developed or reduced to practice by Executive during the period of time that Executive is employed by the

                       C.K. Firestone Employment Agreement
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      Company, that relate in any way to the current or future business of the
      Company or its Affiliates, and that result from any work performed by
      Executive for the Company or its Affiliates. The obligation of Executive to execute materials to effect assignment of Employee Works shall survive termination of Executive's employment with the Company.

                                       5.

                            TERMINATION OF EMPLOYMENT

      5.1   Termination by Company.

            (a)   The Company shall have the right to terminate the Executive's employment under his Agreement at any time, with or without Cause, and with or without prior written notice to the Executive.

            (b)   If the Company terminates Executive's employment with Cause
            (as defined in section 1.3 above), the Company shall have no further obligation to Executive except to pay to Executive the Executive's
            Base Salary through the Termination Date to the extent not theretofore paid, which salary shall be paid in a lump sum within 30 days alter the Termination Date.

            (c)   If the Company terminates Executive's employment without
      Cause, the Company shall be obligated to pay to Executive the following amounts: (i) Executive's Base Salary through the Termination Date to the extent not theretofore paid, which salary shall be paid in a lump sum within 30 days after the Termination Date; and (ii) Executive's Base
      Salary for the remainder of the full term of this Agreement, which shall be paid in installments in accordance with the Company's standard payroll practices.

 5.2        Death or Total and Permanent Disability; Temporary Disability.

      (a)   This Agreement automatically shall terminate upon the death or total and permanent disability of Employee. Total and permanent disability shall mean an infirmity

                       C.K. Firestone Employment Agreement
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preventing Employee from performing his duties under this Agreement without any hope or expectation of an ability to resume such duties during the term as determined by Employee's treating physician. If Employee's employment is terminated due to death or total and permanent disability, Employee or
Employee's estate, as the ease may be, shall be entitled to receive (i) his then current periodic compensation for a period of three (3) months following the date of such termination, based upon the per annum compensation set forth in this Agreement as his base salary. The timing and manner of payment of such compensation shall be in accordance with the normal salary payment arrangements then in effect as to Employee prior to the termination.

      (b)   For purposes of this provision, the term "temporary disability"
shall mean an infirmity preventing Employee from performing his duties under this Agreement that cannot or is not considered to be total and permanent disability as defined above. In the event that Employee is temporarily disabled, this Agreement shall not be terminated and Employee shall be entilled to receive (i) his then current base salary during the first two months of such disability, based on the then current periodic compensation payable to Employee under the terms of this Agreement. The timing and manner of payment of such compensation shall he in accordance with the normal salary payment arrangements then in effect as to Employee prior to the termination. No additional compensation shall be paid to Employee until he is able to perform his duties on a full or part time basis, provided that any benefits such as health insurance normally provided in whole or in part by Employer shall continue to be provided by the Employer for a period of up to six months of temporary disability. In the event that the Executive is not able to perform his duties on a full time basis for a consecutive period of six months from the date of the temporary disability then this Agreement shall automatically terminate and the Company shall pay to the Executive his Base Salary through the
Termination Date to the extent not theretofore paid, which salary shall be paid in a lump sum within 30 days after the Termination Date; and

            (c)   Any unpaid bonus payment due Executive for any fiscal year ending prior to the fiscal year hi which the Agreement is terminated.

 5.3        Termination by Executive. The Executive shall have the right to voluntarily terminate his employment for any reason, at any time, upon sixty
(60) days' prior written notice to the Company.

            (d)   In the event the Executive terminates his employment under circumstances constituting Good Reason, the Company shall be obligated to pay to

                       C.K. Firestone Employment Agreement
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Executive the following amounts: (i) Executive's Base Salary through the
Termination Date to the extent not theretofore paid, which salary shall be paid in a lump sum within 30 days after the Termination Date; and (ii) severance pay equivalent to Executive's Base Salary for the remainder of the full term of this
Agreement, which shall be paid in installments in accordance with the Company's standard payroll practices.

      (c)   In the event the Executive terminates his employment under circumstances not constituting Good Reason, the Company shall have no further obligation to Executive except to pay to Executive the Executive's Base Salary through the Termination Date to the extent not theretofore paid, which salary shall be paid in a lump sum within 30 days after the Termination Date.

5.4   Cooperation by Executive Upon Termination. In the event of a termination of Executive's employment under this Section 5 (whether initiated by the
Executive or the Company, with or without cause), Executive agrees to cooperate with the Company in transitioning his duties to any successor appointed by the
Company and to provide the Company with information about the ongoing business activities of the Company. In the event that the Company requests that Executive provide cooperation services after the termination of Executive's employment exceeding a de minimis amount of Executive's time, the Company will compensate
Executive for his cooperation efforts at the rate of $100 per hour.

                                       6.

                            MISCELLANEOUS PROVISIONS

6.1   Invalidity of Any Provision. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws) of any provision hereof shall not Tender unenforceable or impair the remainder of Ibis Agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. The parties further agree to alter the balance of this Agreement in order to

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render the same valid and enforceable. The terms of the restrictive covenant provisions of this Agreement shall be deemed modified to the extent necessary to be enforceable and, specifically, without limiting the foregoing, if the term of the applicable restrictive covenant is too long to be enforceable, it shall he modified to encompass the longest term which is enforceable and, if the scope of the geographic area of the applicable restrictive covenant is too great to be enforceable, it shall be modified to encompass the greatest area that is enforceable.

6.2   Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

6.3   Arbitration. With the exception of an action to enforce the restrictive covenants in Article 4 hereof, any dispute arising out of or relating to this
Agreement or Executive's employment by the Company shall be resolved by arbitration in accordance with the then-current rules of the American
Arbitration Association ("AAA"). The arbitration hearing shall be held in Fort
Worth, Texas (or such other location as may be agreed to by the parties and the arbitrator), before a single arbitrator selected in accordance with the procedures established by the AAA, and the arbitration award may be enforced in any court of competent jurisdiction. An action by the Company to enforce the restrictive covenants in Article 4 may be filed in a court of competent jurisdiction as provided in Section 4.7.

6.4   Waiver of Breach. The waiver of a breach of any provision of this
Agreement by a party hereto shall not operate or be construed as a wavier of any subsequent breach by the other party hereto.

6.5   Successors and Assigns. This Agreement shall inure to the benefit of the
Company and its Affiliates, and their respective successors and assigns. This
Agreement shall inure to the benefit of and be enforceable by the Executive's estate and/or legal representatives.

6.6   Assignment of Agreement, This Agreement is not assignable by the
Executive, but shall be freely assignable by the Company to any successor. The
Company shall

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require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had talc en place.

6.7   Attorney's Fees. In the event of legal action by either party to enforce this Agreement, the prevailing party in such action shall be entitled to recover its or his expenses of litigation (including attorney's fees, court costs, and expert witness fees) from the other party.

6.8   Notices, All notices, demands and other communications hereunder shall be in writing and shall be delivered in person or deposited in the United States mail, certified or registered, with return receipt requested, as follows:

      (a)   if to Executive:     1621 Catalina Drive
                                 -----------------------------------------------
                                 Ft Worth, TX 76107
                                 -----------------------------------------------

                                 -----------------------------------------------

      (b)   if to Company:       FIRESTONE COMMUNICATIONS, INC.
                                 6125 Airport Freeway
                                 Fort Worth, Texas 76117
                                 Attention: ____________________________________

6.7   Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. All understanding and agreements heretofore made between the parties hereto with respect to the subject matter of this Agreement are merged into this document which alone fully and completely expresses their agreement. This Agreement may not be changed orally but only by an agreement in writing signed by both parties.

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6.8   Survival of Provisions. The provisions of Article 4 and Article 6 shall survive termination of this Agreement.

6.9   Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provisions of this Agreement or in any way affect this
Agreement.

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                                     Page 15

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of this 20th day December, 2004.

                                        EXECUTIVE;

                                        \s\ Christopher K. Firestone
                                        ----------------------------------------

                                        COMPANY:

                                        FIRESTONE COMMUNICATIONS, INC.

                                        BY: \s\ Leonard L. Firestone
                                            ------------------------------------

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